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                       U.S. SECURITIES AND EXCHANGE COMMISSION

                                  WASHINGTON, D.C.

                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   July 29, 1996
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                           Saint Andrews Golf Corporation
              -----------------------------------------------------
               Exact Name of Registrant as Specified in its Charter

         Nevada                        0-24970               88-0203976
- - ---------------------------        ---------------     ----------------------
State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number

                    5325 South Valley View Boulevard, Suite 10
                              Las Vegas, Nevada 89118
                    ------------------------------------------
                     Address of Principal Executive Offices,
                               Including Zip Code

                                  (702) 798-7777
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                Registrant's Telephone Number, Including Area Code
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ITEM 5.  OTHER EVENTS.

     On July 29, 1996, Saint Andrews Golf Corporation (the "Company") sold 200,000 shares of its newly designated Series A Convertible Preferred Stock to Three Oceans Inc. ("TOI"), an affiliate of Sanyo North America Corporation, for $2,000,000 in cash. The sale was made pursuant to an Investment Agreement between the Company and TOI dated July 29, 1996 (the "Agreement"). The Agreement provides that TOI will purchase an additional 200,000 shares of Series A Convertible Preferred Stock for an additional $2,000,000 by September 12, 1996, and an additional 100,000 shares of Series A Convertible Preferred Stock by October 27, 1996. The Company will use the proceeds of these sales for the SportPark segment of its business.

     Each share of the Series A Convertible Preferred Stock issued to TOI is convertible into one share of the Company's Common Stock at any time. The Series A Convertible Preferred Stock has a liquidation preference of $10 per share and the holder is entitled to receive dividends equal to any declared on the Company's Common Stock. Under certain circumstances, the Company may redeem the Series A Convertible Preferred Stock at a redemption price of $12.50 per share. Each share of Series A Convertible Preferred Stock is entitled to one vote and will vote along with the holders of the Company's Common Stock.

     Pursuant to the terms of the Agreement, TOI also received an option to purchase up to 250,000 shares of the Company's Common Stock at $5.00 per share at any time until July 29, 2001.

     The Agreement provides for certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock and the exercise of the option.

     Pursuant to the Agreement, the Company expanded the number of Directors of the Company from four to five, and elected Hideki Yamagata as an additional Director of the Company. Mr. Yamagata is President of TOI and Executive Vice President of Sanyo North America Corporation.

     In connection with the initial closing of the Agreement, the Company granted TOI certain first refusal rights with respect to debt and/or equity financing arrangements for SportParks developed by the Company and any arrangements to obtain electrical and electronic equipment for such SportParks. In addition, the Company granted TOI and its designees certain signage rights at the Company's first two SportParks.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

          10.1   Investment Agreement with Three Oceans, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     SAINT ANDREWS GOLF CORPORATION

Dated:  August 8, 1996               By: /s/ Ronald S. Boreta
                                         Ronald S. Boreta, President